As filed with the Securities and Exchange
Commission on June 29, 1998                            REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                            BIG FOOT FINANCIAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)


             ILLINOIS                                       36-4108480
   -------------------------------                        ----------------
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                                    1190 RFD
                         Long Grove, Illinois 60047-7304
                                 (847) 634-2100
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                 BIG FOOT FINANCIAL CORP. 1997 STOCK OPTION PLAN
          BIG FOOT FINANCIAL CORP. 1997 RECOGNITION AND RETENTION PLAN
                            (FULL TITLE OF THE PLAN)
                                 ---------------

                              Mr. George M. Briody
                      President and Chief Executive Officer
                            Big Foot Financial Corp.
                                    1190 RFD
                         Long Grove, Illinois 60047-7304
                                 (847) 634-2100

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
             (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER
                      AND AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                         Amount to be    Proposed Maximum Offering        Proposed Maximum              Amount of
Title of Securities to be Registered     Registered(1)      Price Per Share (2)      Aggregate Offering Price (2)   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.01 par value        351,785 shares            -----                     $5,697,661                  $1,680.81
====================================================================================================================================


(1)          Based on 251,275 shares of common stock of Big Foot Financial Corp.
             (the "Company") reserved for issuance upon exercise of options granted pursuant to the Big Foot Financial Corp. 1997 Stock Option Plan (the "Option Plan") and 100,510 shares of Company Common Stock authorized for restricted stock awards under the Big Foot Financial Corp. 1997 Recognition and Retention Plan (the "Restricted Stock Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 251,275 shares subject to outstanding options are deemed to be offered at $15.625, the price at which such options may be exercised, and shares that may be acquired under the Restricted Stock Plan are deemed to be offered at $17.625 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq Stock Market at the close of trading on June 22, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Company (File No. 0-21491) are incorporated by reference in this registration statement:

         (1) the Company's Registration Statement on Form S-1 (Registration No. 333-12083) as amended, which was filed with the Commission pursuant to the Securities Act of 1933, as amended;

         (2) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (3) the description of the Company's Common Stock (the "Common Stock") contained in the Company's Registration Statement on Form 8-A, dated October 4, 1996;

         (4) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998, which were filed with the Commission pursuant to the Exchange Act; and

         (5) the Company's Proxy Statement dated November 17, 1997 for its Annual Meeting of Shareholders held on December 22, 1997, filed by the Company pursuant to section 14 of the Exchange Act.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after June 29, 1998 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                  The Company will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Timothy L. McCue, Vice President, Big Foot Financial Corp., 1190 RFD, Long Grove, Illinois 60047-7304. Telephone requests may be directed to (847) 634-2100.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article X of the Certificate of Incorporation of Big Foot Financial Corp. provides that the Company shall indemnify to the fullest extent permitted by the Business Corporation Act of the State of Illinois ("BCAI") any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Company may indemnify any other person who is or was or has agreed to become an employee or agent of the Company, who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company is not obligated to indemnify any director or officer in connection with an action, suit or proceeding, or part thereof, initiated by such person against the Company unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board of Directors.

                  To the fullest extent permitted by the BCAI, the Company shall indemnify any person who is or was or has agreed to become a director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Company may indemnify any other person who is or was or has agreed to become an employee or agent of the Company, who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees and expenses) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which such court shall deem proper.

                  To the extent that a director, officer, employee or agent of the Company has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the Company will indemnify such person against all costs, charges and expenses (including attorneys' fees and expenses) actually and reasonably incurred by such person or on such person's behalf in connection therewith. To the extent that any person who is or was or has agreed to become a director or officer of the Company is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Company, such person shall be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person's behalf in connection therewith.

                  Any indemnification under the Company's Certificate (unless ordered by a court) shall be made, if at all, by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the appropriate section of the Certificate. Costs, charges and expenses (including attorneys' fees and expenses) incurred by or on behalf of a director or officer in defending a civil or criminal action, suit or proceeding referred to above shall be paid by the Company in advance of the final disposition of such action, suit or proceeding. The Company shall not be obligated to reimburse the costs, charges and expenses of any settlement to which it has not agreed.

                  The Company has entered into an Employment Agreement dated December 19, 1997 with each of George M. Briody, Timothy L. McCue and F. Gregory Opelka, Michael Cahill, Robert Jones and Jerome Maher pursuant to which it has undertaken contractually to provide indemnification and insurance coverage in the manner described in the Company's Certificate. Big Foot Financial Corp. maintains directors' and officers' liability insurance coverage for all directors and officers of Big Foot Financial Corp. and its subsidiaries through St. Paul Insurance Co. for a 1-year policy term ending November 18, 1998.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Big Foot Financial Corp. pursuant to the foregoing provisions, Big Foot Financial Corp. has been informed, that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8.  EXHIBITS.

                  4.1      Big Foot Financial Corp. 1997 Stock Option Plan.
                  4.2 Form of Stock Option Agreement for Outside Directors under the Big Foot Financial Corp. 1997 Stock Option Plan.
                  4.3 Form of Stock Option Agreement for Officers and Employees under the Big Foot Financial Corp. 1997 Stock Option Plan.
                  4.4 Big Foot Financial Corp. 1997 Recognition and Retention Plan.
                  4.5 Form of Restricted Stock Award Notice for Outside Directors under the Big Foot Financial Corp. 1997 Recognition and Retention Plan.
                  4.6 Form of Restricted Stock Award Notice for Officers and Employees under the Big Foot Financial Corp. 1997 Recognition and Retention Plan.
                  4.7 Certificate of Incorporation of the Company, incorporated by reference to the Company's Registration Statement on Form S-1, dated September 16, 1996, as amended (Registration No. 333-12083).
                  4.8 Bylaws of the Company, incorporated by reference to the Company's Registration Statement on Form S-1, dated September 16, 1996, as amended (Registration No. 333-12083).
                  5.1 Opinion of Gomberg, Sharfman, Gold and Ostler, P.C., counsel for Company, as to the legality of the securities being registered.
                  23.1 Consent of Gomberg, Sharfman, Gold and Ostler, P.C. (included in Exhibit 5 hereof).
                  23.2     Consent of KPMG Peat Marwick LLP.


ITEM 9.  UNDERTAKINGS.

                  A. RULE 415 OFFERING. The undersigned Company hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company for expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Form S-8 and has duly authorized, in the City of Long Grove, State of Illinois on June 16, 1998,



                                  BIG FOOT FINANCIAL CORP.
                                  (Registrant)


                                  By:/s/ George M. Briody
                                     ------------------------------------------
                                       George M. Briody
                                       President and Chief Executive Officer



         Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                             TITLE                            DATE
         ---------                             -----                            ----

/s/ George M. Briody               President and Chief Executive           June 16, 1998
--------------------------------   Officer, and Director
George M. Briody                   (Principal Executive Officer)

/s/ F. Gregory Opelka              Executive Vice President and Director   June 16, 1998
--------------------------------
F. Gregory Opelka

/s/ Timothy L. McCue               Vice President, Chief Financial         June 16, 1998
--------------------------------   Officer
Timothy L. McCue

/s/ Maurice F. Leahy               Director                                June 16, 1998
--------------------------------
Maurice F. Leahy

/s/ Eugene W. Pilawski             Director                                June 16, 1998
--------------------------------
Eugene W. Pilawski

/s/ Joseph J. Nimrod               Director                                June 16, 1998
--------------------------------
Joseph J. Nimrod

/s/ Walter E. Powers, M.D.         Director                                June 16, 1998
--------------------------------
Walter E. Powers, M.D.

/s/ William B. O'Connell           Director                                June 16, 1998
--------------------------------
William B. O'Connell